Exhibit 21


                                RYMER FOODS INC.

                           SUBSIDIARIES OF THE COMPANY

                                OCTOBER 30, 1999




                                State of     Percent
       Subsidiary Name        Incorporation   Owned            Owner
       ---------------        -------------   -----            -----

       Rymer Meat Inc.           Illinois      100         Rymer Foods Inc.

       Rymer Chicken Inc. (1)    Arkansas      100         Rymer Meat Inc.

       Rymer International
        Seafood Inc.             Illinois      100         Rymer Meat Inc.

       Rymer Chicken Inc. -
        Plant City (2)           Florida       100         Rymer Meat Inc.

       Queen City Foods Inc.     Georgia       100         Rymer Meat Inc.



  (1)  Substantially all of the  assets of Rymer  Chicken Inc. were
       sold on December 10, 1993.   See Note 4  to the Consolidated
       Financial Statements.

  (2)  Facility was sold in 1998.   See Note 4  to the Consolidated
       Financial Statements.